Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Symmetricom, Inc. and its subsidiaries and management’s report on the effectiveness of internal control over financial reporting dated September 12, 2006, appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2006.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 8, 2006